UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2006

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 22, 2006, at a meeting of the Board of Directors (the “Board”) of Voxware, Inc., a Delaware corporation (the “Company”), Scott J. Yetter, the Company’s current President, was appointed to the Board as a Class I Director, to serve until the Company’s 2007 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. Mr. Yetter was appointed President of the Company on October 30, 2006. As a result of Mr. Yetter’s appointment as a Class I Director, the Board determined that Joseph A. Allegra, the Board’s current Chairman, will remain a Class III Director and will not reclassify Mr. Allegra as a Class I Director. Each of the Company’s Class III Directors, consisting of Mr. Allegra; James L. Alexandre and Donald R. Caldwell, were re-elected to such class at the Company’s 2006 Annual Meeting of Stockholders on November 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: November 28, 2006	By:/s/ Paul Commons
Name: Paul Commons
Title: Vice President and Chief Financial Officer